U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                 (Name of Small Business issuer in its Charter)
           New York                      4813                     11-3436237
 -------------------------     ----------------------------     ---------------
 (State or Jurisdiction of     (Primary Standard Industrial     I.R.S. Employer
Incorporation or organization    Classification Code No.      Identification No.

                 400 Perimeter Center Terrace, Atlanta, GA 30346
                                 (770) 352-0162
           ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                 400 Perimeter Center Terrace, Atlanta, GA 30346
                                 (770) 352-0162
               ---------------------------------------------------
               (Address of principal place of business or intended
                          principal place of business)

                                  Stuart Radin
                               1116 Neilson Street
                          Far Rockaway, New York 11691
                                 (718) 868-0383
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ____

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box |_| ___________

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities    Amount to be      Proposed Maximum Offering   Maximum Aggregate Offering    Amount of
to be Registered                     Registered        Price per Unit (1)          Price (1)                     Registration Fee
===================================================================================================================================
Units each consisting of one share     500,000            $6.00                    $ 3,000,000                     $  909
of Common Stock $.001 par value,
one Class A Warrant and one Class
B Warrant
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value (2)       500,000            $8.00                    $ 4,000,000                     $1,212
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value (3)       500,000            $7.00                    $ 3,500,000                     $1,061
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                              $10,500,000                     $3,182
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee (2) Issuable upon exercise of the Class A Warrants (3) Issuable upon exercise of the Class B Warrants

                      CALLFREE TELECOM COMMUNICATIONS CORP.

Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form SB-2) and Form of Prospectus.

Item Number and Caption                                 Caption in Prospectus
-----------------------                                 ---------------------
1.  Front of Registration Statement and Outside         Cover Page-Inside Front
    Front Cover Page of Prospectus                      Cover page-Back Cover

2.  Inside Front and Outside Back                       Inside Front Cover Page
    Cover Pages of Prospectus                           Back Cover page

2.  Summary Information and Risk Factors                Summary of Prospectus
                                                        Risk Factors

4.  Use of Proceeds                                     Use of Proceeds

5.  Determination of Offering Price                     Cover Page;
                                                        Description of Shares

6.  Dilution                                            Dilution

7.  Selling Security Holders                            Not Applicable

8.  Plan of Distribution                                Cover Page; Inside
                                                        Cover Page; Offering

9.  Legal Proceedings                                   Litigation

10. Directors, Executive Officers                       Management
    Promoters and Control Persons

11. Security Ownership of Certain                       Principal Shareholders
    Beneficial Owners and Management

12. Description of Securities                           Offering; Description of
                                                        Shares

13.  Interest of Named Experts and Counsel              Legal Matters


14. Disclosure of Commission Position                   Indemnification
    on Indemnification for Securities Act

15. Organization Within Last Five Years                 Certain Transactions

16. Description of Business                             Business of the Company

17. Management's Discussion and                         Business of the Company
    Analysis of Plan of Operation

18. Description of Property                             Business of the Company

19. Certain Relationships and                           Certain Transactions
    Related Transactions

20. Market for Common Equity and                      Risk Factors
    Related Stockholder Matters

21. Executive Compensation                            Management-Remuneration

22. Financial Statements                              Financial Statements

23. Changes in and Disagreements with                 Not Applicable
    Accounts on Accounting and
    Financial Disclosures

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                            (A New York Corporation)
                              Minimum 200,000 Units
                              Maximum 500,000 Units

                          Offering Price $6.00 Per Unit

Callfree Telecom Communications Corp. (the "Company") hereby offers a minimum of 200,000 and a maximum of 500,000 Units ("Units") each Unit consisting of one share of the Company's common stock (the "Common Stock" or "Shares") and two common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants". Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder thereof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine. See "Description of Securities".

THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO THE POTENTIAL INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" AND "DILUTION.")

PRIOR TO THIS  OFFERING,  THERE HAS BEEN NO PUBLIC  MARKET FOR THE SHARES OF THE
COMPANY, AND THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET WILL RESULT FOLLOWING THE SALE OF THE SHARES OFFERED HEREBY OR THAT THE SHARES CAN BE SOLD AT OR NEAR THE OFFERING PRICE, OR AT ALL. THE INITIAL PUBLIC OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES DIVISION OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES  AND  WARRANTS  ARE  OFFERED BY THE  COMPANY  SUBJECT TO PRIOR  SALE,
ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

OFFEREES AND SUBSCRIBERS ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY.

--------------------------------------------------------------------
                                     Underwriter     Proceeds to the
                     Price (1)       Commissions      Company (2)(3)
--------------------------------------------------------------------
Price Per Unit     $     6.00      $      .60          $     5.40
Aggregate
Subscription:
 (200,000 Units
 Minimum)          $1,200,000      $  120,000          $1,080,000
 (500,000 Units
 Maximum)          $3,000,000      $  300,000          $2,700,000
--------------------------------------------------------------------

                 The date of this Prospectus is August 2, 1999.

     1. The offering price of $6.00 per Unit has been arbitrarily determined by the Company. The price per Unit was selected because the Company believes it can sell the Units at that price. The price has no relation to the value of the Company or its assets, or any other established criteria of value. The Units are offered for cash or check only and must be accompanied by a properly completed and executed subscription agreement. (See "OFFERING.")

     A minimum of 200,000 Units are being offered on a "best efforts, all-or-none" basis and an additional 300,000 Units are being offered on a "best-efforts" basis by the Company on the terms described herein under the caption "Offering". There is no assurance that any or all of the Units will be sold. The Offering will commence on the effective date of this Prospectus and continue for a period of 90 days, unless extended by the Company for an additional 90 days, or until completion of the Offering, whichever occurs sooner. All funds received in this Offering will be held in escrow by American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Denver, Colorado 80201, until a minimum of $1,200,000 has been received, at which time such sum will be paid to the Company. Thereafter, all funds received by the escrow agent will be immediately paid to the Company until a maximum of $3,000,000 has been received or the Offering period expires, whichever first occurs. If a minimum of $1,200,000 is not received by the expiration of the offering period, all funds will promptly be returned to subscribers without interest or deduction. (See "OFFERING" and "UNDERWRITING.")

     2. The Company has engaged the services of Boe & Company, 3668 So. Jasper St., Aurora, CO 80013, an Underwriter who is a member of the National Association of Securities Dealers, Inc. (NASD) as its agent to sell the Units to the public, and will agree to pay sales commissions equal to 10% of the gross sales price of the Units to said broker-dealer for any Units they may sell. No sales commissions will be paid unless a minimum of 200,000 Units have been subscribed and paid for. For purposes of estimating net proceeds, it is assumed the full 10% commission will be paid on all 500,000 Units.

     3. Before deduction for filing, printing and miscellaneous expenses relating to this Offering, estimated at $5,000; legal and accounting fees, estimated at $35,000; a possible nonaccountable expense allowance, payable to the Underwriter in an amount equal to 3% of the sales price per Unit, or an aggregate total of $36,000 (minimum offering) or $90,000 (maximum offering), to be paid by the Company out of the proceeds of this Offering.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

     THE COMPANY HAS TAKEN NO STEPS TO CREATE AN AFTERMARKET FOR THE COMMON STOCK OFFERED HEREBY AND HAS MADE NO ARRANGEMENTS WITH BROKERS OR OTHERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK. AT SOME TIME IN THE FUTURE, THE

COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK AND TO QUOTE THE COMMON STOCK IN A PUBLISHED QUOTATION MEDIUM. HOWEVER, NO SUCH ARRANGEMENTS HAVE BEEN COMMENCED AND THERE IS NO ASSURANCE THAT ANY BROKERS WILL EVER HAVE SUCH AN INTEREST IN THE COMMON STOCK OR THAT THERE EVER WILL BE A MARKET THEREFOR.

     THE COMPANY WILL PROVIDE AUDITED FINANCIAL STATEMENTS TO ITS
SHAREHOLDERS ON AN ANNUAL BASIS AND WILL PROVIDE UNAUDITED FINANCIAL STATEMENTS ON A QUARTERLY BASIS.

     UNTIL_____________________, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     SUBSEQUENT TO THE COMPLETION OF THIS OFFERING, THE COMPANY WILL BECOME SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH, WILL BE REQUIRED TO FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REPORTS AND INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND WITH ADDITIONAL INFORMATION CONCERNING THE BUSINESS AFFAIRS OF THE COMPANY WHEREVER DEEMED APPROPRIATE BY ITS BOARD OF DIRECTORS.

                                TABLE OF CONTENTS
                                                                       PAGE

SUMMARY OF PROSPECTUS                                                    1
The Company                                                              1
The Offering                                                             1
RISK FACTORS                                                             2
     Start-up Company                                                    2
     High Risk                                                           2
     Reliance On Outside Financing                                       2
     Dependence on Additional Financing;
          Risk of Unavailability                                         2
     Reliance Upon Officers and Directors                                3
     Dependence on Key Employees                                         3
     Control of the Company                                              3
     Benefit to Present Shareholders                                     3
     Dilution; Excessive Burden of Risk                                  3
     Possible Rule 144 Sales                                             4
     Competition                                                         4
     Insurance; Indemnification                                          4
     No Cash Dividends Paid                                              5
     Arbitrary Determination of Offering Price                           5
     No Present Market for Securities                                    5
     Compliance with "Penny Stock" Rules                                 5
     Issuance of Additional Shares                                       6
     No Commitments to Purchase Shares                                   6

USE OF PROCEEDS                                                          6
DILUTION                                                                 7
CAPITALIZATION                                                           9
SUMMARY FINANCIAL INFORMATION                                            10
OFFERING                                                                 10
     Engagement of the Services of an Underwriter                        10
     Offering Period and Expiration Date                                 11
     Procedures for Subscribing                                          11
     Determination of Offering Price                                     11
     Escrow                                                              11
     Right to Reject                                                     12

UNDERWRITING                                                             12
     Proposed Underwriting Agreement                                     12
     Proposed Underwriter Compensation                                   12

BUSINESS OF THE COMPANY                                                  12
     General                                                             12
     Government Regulations                                              15
     Employees                                                           15
     Management's Discussion and Analysis of Financial                   15
        Condition and Results of Operations

MANAGEMENT                                                               15
     Officers and Directors                                              15

                                                                        PAGE


     Background Information                                              16
     Executive Compensation                                              16
     Indemnification                                                     17
     Office Facilities                                                   17

PRINCIPAL SHAREHOLDERS                                                   17
     Future Sales by Present Shareholders                                18

DESCRIPTION OF SECURITIES                                                18
     Common Stock                                                        18
     Units                                                               19
     Preferred Stock                                                     19
     Warrants                                                            20
     Non-Cumulative Voting                                               21
     Dividends                                                           21
     Reports to Shareholders                                             21
     Transfer Agent                                                      21

CERTAIN TRANSACTIONS                                                     21
LITIGATION                                                               22
ADDITIONAL INFORMATION                                                   22
EXPERTS                                                                  22
LEGAL MATTERS                                                            22
FINANCIAL STATEMENTS                                                     22

                              SUMMARY OF PROSPECTUS

THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, ALL OF WHICH SHOULD BE READ CAREFULLY AND THOROUGHLY.

The Company

     Callfree Telecom Communications Corp., a New York corporation, (the "Company") was formed on April 8, 1998. The Company currently maintains its principal offices at 400 Perimeter Center Terrace, Atlanta, GA 30346 and itsregistered agent's office at 1116 Neilson Street, Far Rockaway, New York 11691. The Company is engaged in the business of providing free long distance telephone service which is financed by advertising. (See "BUSINESS OF THE COMPANY.")

The Company has a limited operating history. There is no assurance that the Company will be successful in raising the capital or in developing its business. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY"). The proceeds from the sale of Shares offered hereby will enable the Company to develop and expand its business. (See "BUSINESS OF THE COMPANY", "CERTAIN TRANSACTIONS", "RISK FACTORS" and "USE OF PROCEEDS.")

Messrs. Stuart Radin, Eric Popkoff and Jay Radin, who are officers, directors and principal shareholders of the Company, may be deemed to be "parents" and "promoters" of the Company. (See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS.")

The Offering

Securities Offered: A minimum of 200,000 and a maximum of 500,000 Units of Common Stock, par value $.001. (See "OFFERING.")

Offering Price per Unit:  $6.00 (See "OFFERING.")

Offering: The Units are being offered for a period not to exceed 90 days. Such period may be extended by the Board of Directors for an additional 90 days. (See "OFFERING.")

Net Proceeds: Approximately $1,080,000 (Minimum) $2,700,000 (Maximum) (See "USE OF PROCEEDS.")

Use of Proceeds: To be used for working capital and operating expenses, deposits on equipment, repayment of notes. (See "USE OF PROCEEDS.")

Number of Shares: Outstanding
                  Before the Offering:  800,000
                  After the Offering: 1,000,000 (Minimum) 1,300,000 (Maximum)

(See "OFFERING" and "DESCRIPTION OF SHARES.")

                                   RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING THE COMPANY CONTAINED IN THIS PROSPECTUS, INVESTORS SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SECURITIES OFFERED HEREBY. THE FOLLOWING RISK FACTORS ARE NOT EXHAUSTIVE, BUT ARE MERELY ILLUSTRATIVE, OF THE SUBSTANTIAL RISKS INVOLVED IN AN INVESTMENT OF THIS NATURE.

1.  Start-up Company.

     The Company has only been in business for a short period of time and has engaged in limited business since its inception. There is no assurance that the Company will be successful in raising the funds or, if the funds are raised, there is no assurance that the Company will be able to develop its business, or that the business will be profitable if and when developed. The Company anticipates being able to sustain operations for a period of at least twelve months after receipt of the minimum proceeds ( and twenty-four months after receipt of the maximum proceeds) of this Offering, without being compelled to seek additional funds to continue development of its business. (See "MANAGEMENT","CERTAIN TRANSACTIONS" and "BUSINESS OF THE COMPANY").

2. High Risk.

       An investment in the shares offered hereunder involves an extremely high degree of risk. A prospective investor should, therefore, be aware that in the event the Company's exploration is not successful, any investment in the Company's Common Stock may be entirely lost and the Company may be faced with the possibility of liquidation. In the event of liquidation, the existing shareholders would, to the extent that assets would be available for distribution,  receive  a  disproportionately  greater  share of the  assets  in relation to their cash investment in the Company than would the public shareholders, in that holders of Common Stock are entitled to share on a pro rata basis in the assets, if any, of the Company that would be available for distribution. (See "BUSINESS OF THE COMPANY", "DILUTION" and "PRINCIPAL SHAREHOLDERS".)

3. Reliance on Outside Financing.

     The Company believes that the minimum proceeds of this Offering will provide sufficient cash to fund its operations and current obligations for the next twelve months. Should the Company expand its operations and/or make acquisitions that would require funds in addition to the funds received in this Offering, it may have to seek additional debt or equity financing. There can be no assurance that such financing would be available on terms acceptable to the Company, as and when needed. Since its inception, the Company's operations have been financed, in part, through private sales of the Company's securities, and the balance of financing was obtained through a loan. (See "CERTAIN TRANSACTIONS".)

4. Dependence On Additional Financing/Risk of Unavailability.

     The continued operation of the Company will be dependent upon its ability to generate revenues from its current operations/properties and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficient revenues can be generated or that additional financing will be available, if and when required, or on terms favorable to the Company. (See "USE OF PROCEEDS.")

5. Reliance Upon Officers and Directors.

     The Company is wholly dependent, at present, upon the personal efforts and abilities of its officers and directors. While the Company will solicit business through its officers and directors, there can be no assurance as to the volume of business, if any, which the Company may obtain, or that its operations will prove to be profitable. Of the five officers and directors of the Company, three will devote full time to the Company's business. (See "MANAGEMENT" and "CERTAIN TRANSACTIONS.")

6. Dependence on Key Employees.

     The success of the Company is dependent, in large part, on the active participation of Messrs. Stuart Radin, Eric Popkoff, Oscar Hasan and Abraham Ben-David, officers and directors of the Company, who are also its key employees. Although the loss of their services would materially adversely affect the Company's business and future success. The Company has employment agreements with each of the above officers and directors. The Company has key-man life insurance in effect for such employees. (See "MANAGEMENT.")

7. Control of the Company.

     Upon the sale of all the Shares offered hereby, the present shareholders of the Company will continue to control the Company and will be able to elect a majority of the Board of Directors and, thereby, control the business operations and policies of the Company. (See "PRINCIPAL SHAREHOLDERS" AND "DILUTION.")

8. Benefit to Present Shareholders.

     Following the successful completion of this Offering, the present shareholders of the Company will own approximately 80% (minimum) or 61.5% (maximum) of the outstanding Common Stock. The majority of the present shareholders purchased their shares at prices substantially below the price at which Shares are offered hereunder. Therefore, the present shareholders will experience an immediate increase in the net tangible book value of their securities, while the purchasers of Shares in this Offering will experience an immediate dilution in the value of their securities. (See "PRINCIPAL SHAREHOLDERS" and "DILUTION.")

9. Dilution: Excessive Burden of Risk.

     The present shareholders of the Company acquired their shares at a cost less than that which the purchasers hereunder will pay for their Shares. Accordingly, an investment in the Common Stock of the Company by the Subscribers will result in the immediate dilution of the net tangible book value of their Shares. Subscribers purchasing Shares hereunder will bear a risk of loss, while control of the Company will effectively remain in the hands of the present shareholders. (See "DILUTION" and "PRINCIPAL SHAREHOLDERS.")

10. Possible Rule 144 Sales.

     A total of 1,067,000 shares of the Company's Common Stock have been issued by the Company prior to this Offering and all of those shares are held by persons who are, or were, officers, directors and control persons, or who hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These securities may only be sold in compliance with Rule 144, which provides, in essence, that a person (or persons whose shares are aggregated) beneficially owning restricted securities for a period of two years may sell, every three months, in brokerage transactions, a number of shares equal to the greater of one percent of the total number of the Company's then outstanding shares of Common Stock or the average weekly trading volume in the Company's Common Stock during the preceding four calendar weeks. The possible sale of these restricted shares under Rule 144, may, in the future, have a depressive effect on the price of the Company's Common Stock in the over-the-counter market, assuming there is such a market, of which there can be no assurance. Furthermore, persons holding restricted securities for two years who are not "affiliates" of the Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any limitations on the number of shares sold. (See "PRINCIPAL SHAREHOLDERS -FUTURE SALES BY PRESENT SHAREHOLDERS" and "DILUTION - RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE.")

11. Competition.

     There is intense competition in the telephone industry. Many of the Company's competitors have greater financial and other resources, better distribution networks or greater name recognition than the Company. There can be no assurance that the Company will be able to successfully compete in this industry. (See "BUSINESS OF THE COMPANY.")

12. Insurance; Indemnification.

     The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming it obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company. However, the Articles of Incorporation and By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable. (See "FINANCIAL STATEMENTS" and "BUSINESS OF THE COMPANY.")

13. No Cash Dividends Paid.

     No cash dividends have been paid on the shares of the Company to date, nor is it anticipated that any such dividends will be paid to shareholders in the foreseeable future. Any income received from operations will be reinvested and devoted to the Company's future operations and/or to expansion. (See "DESCRIPTION OF SECURITIES.")

14. Arbitrary Determination of Offering Price.

     The offering price of the Units being offered hereunder was determined arbitrarily by the Company. Such offering price should not be considered an indication of, nor was it based upon, the actual value of the Company and the offering price may bear no direct relationship to the book value, assets or earnings of the Company, or any other recognized criteria of value. (See "OFFERING.")

15. No Present Market for Securities.

     There is presently no market for the Company's securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in the Company's Common Stock may be highly liquid and without a market value. (See "OFFERING.")

16. Compliance with Penny Stock Rules.

     Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ; d) a security of an issuer that meets certain minimum financial requirements, i.e., "net tangible assets" in excess of $2,000,000 (if the issuer has been continuously operating for less than three years) or $5,000,000 (if the issuer has been continuously operating for more than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1, if the Company's Common Stock sells below $5.00 per share, the Company's Common Stock will fall within the definition of "penny stock."

     If the Company's Common Stock is deemed to be a penny stock, trading therein will be subject to the requirements of Rule 15g-9 and Section 15(g) under the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell non-exempt securities to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Pursuant to Section 15(g) and related Rules, brokers and/or dealers, prior to effecting a transaction in penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock, e.g., price quotes and broker-dealer and associated person compensation. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. The foregoing requirements will most likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

17. Issuance of Additional Shares.

     Assuming sale of all Units offered hereby, there will still be 8,533,000 shares (assuming a minimum subscription) or 8,233,000 shares (assuming a maximum subscription) of Common Stock which the Board of Directors will have authority to issue. The issuance of any such shares to persons other than the public investors herein will reduce the amount of control held by the public investors following this Offering and may result in a dilution of the book value per share. There are presently no commitments, contracts or intentions to issue any additional shares to any persons other than as set forth herein.
(See "DILUTION.")

18. No Commitments to Purchase Units.

     There is no commitment of any kind on the part of anyone to purchase all or any part of the 500,000 Units being offered hereby; consequently, the Company can give no assurance that all or any part of the Units will be sold. However, the escrow arrangements provide that unless 200,000 Units are sold and $1,200,000 is raised within 90 days from the date of this Prospectus, unless extended at the discretion of the Company for an additional 90 days, the proceeds will be returned in full to the subscribers, without any interest thereon or deductions therefrom. Thus, an investor could invest money in the Company for as long as 180 days, through the subscription for Units hereunder, and have the money returned without interest.

                                 USE OF PROCEEDS

     As set forth below, the Company estimates the net proceeds from this Offering will be approximately $1,004,000, assuming a minimum subscription, or $2,570,000 assuming a maximum subscription, after deducting $120,000, assuming a minimum subscription, or $180,000, assuming a maximum subscription, for sales commissions and $40,000 for estimated offering expenses, including legal and accounting fees. The proceeds from this Offering are expected to be disbursed, in the priority set forth below, during the first 12 months after completion of this Offering; however, the Company reserves the right to amend, in its discretion, the proposed Use of Proceeds.

                                       Minimum                Maximum
Description                         Subscription            Subscription
-----------                         ------------            ------------
Total Proceeds                       $1,200,000              $3,000,000
Offering Expenses:
Sales Commissions (1)                   120,000                 300,000
Non-Accountable Expense
  Allowance (2)                          36,000                  90,000
Legal and Accounting Fees
  and Offering Expenses (3)              40,000                  40,000
                                     ----------              ----------
Total Net Proceeds                   $1,004,000              $2,570,000


                                    Minimum         % of net         Maximum       % of net
Description                      Subscription       Proceeds      Subscription     Proceeds
-----------                      ------------       --------      ------------     --------
Administrative and Salaries
 Rent                               60,000             6.6             60,000         2.33
 Advertising                        48,000             4.8            240,000         9.34
 Office Expense                     84,000             8.4            120,000         4.67
 Fees/legal &
     accounting                     24,000             2.4             24,000          .94
 Salaries                          303,000                            598,000        23.27
                                   -------                          ---------        -----
                                   519,000           51.69          1,042,000        40.55

Directors Expenses                      -0-                            60,000         2.3
Repayment of Notes                 108,000            9.96            108,000         4.2
Working Capital                    277,000           28.39            760,000        29.57
Deposit for POPs                   100,000            9.96            600,000        23.35
                                   -------           -----          ---------        -----
                                 1,004,000             100%         2,570,000          100%

(1) Assumes that an underwriters' commission of 10% will be paid on all Shares sold. (See "UNDERWRITING" and "OFFERING.")

(2) Assumes that a non-accountable expense allowance may be paid to the underwriter equal to $36,000 in the event of a minimum subscription or $90,000 or in the event of a maximum subscription.

(3) The organizational and offering expenses, including accounting, legal, printing, clerical and other expenses, and registration and filing fees, are estimated to total $40,000.

    While the Company currently intends to utilize the proceeds of this Offering substantially in the manner set forth above, the Company reserves the right to reassess and reassign such use if, in the judgement of the Board of Directors, such changes are necessary or advisable in the circumstances. At present, no material changes are contemplated. Should there be any material changes in the Company's use of proceeds in connection with this Offering, it will issue a post effective amendment to its Registration Statement to reflect such change.

Until used, the working capital proceeds will be invested in certificates of deposit or U.S. Treasury Notes.

                                    DILUTION

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after the completion of this Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the Company's total assets. Dilution arises mainly from the arbitrary decision by the Company to establish the offering price of the Shares offered hereunder based on market factors rather than book value considerations

     In addition, it is important to note that the present shareholders of the Company's Common Stock acquired their shares at a price substantially lower than the Offering price due to the Company's need to acquire working capital during the past two years. The present shareholders, therefore, will incur an immediate substantial increase in the price which they paid for their shares and the purchasers of shares in the Offering will incur an immediate substantial dilution in the price which they pay for their shares.

     As of June 30, 1999, the net tangible book value of the shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was (4203,923) or ($.20) per share based upon 1,067,000 shares outstanding at that time.

     Upon completion of this Offering, but without taking into account any change in such net tangible book value after completion of this Offering, other than that resulting from the sale of the shares offered hereby, the net tangible book value of the 1,067,000 shares, based upon a minimum subscription (or 1,567,000 shares, based upon a maximum subscription) to be outstanding will be approximately $996,077 based upon a minimum subscription (or $2,766,077 based upon a maximum subscription), or approximately $.79 per share, based upon a minimum subscription (or $1.77 per share, based upon a maximum subscription). Accordingly, the net tangible book value of the Shares held by the present shareholders of the Company (i.e., 1,067,000 shares) will be increased by $.59 per share, based upon a minimum subscription (or increased by $1.77 per share, based upon a maximum subscription), without any additional investment on their part and the purchasers of the Shares offered hereby will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $6.00 per Unit) of approximately $5.21 per share, based upon a minimum subscription (or $4.23 per share, based upon a maximum subscription).

     After completion of this Offering, the purchasers of the Shares offered hereby will own approximately 15.9% (31.9%) of the total number of shares then outstanding, for which they will have made a cash investment of $1,200,000 based upon a minimum subscription (or $3,000,000, based upon a maximum subscription), or $6.00 per Unit. The current shareholders of the Company will own approximately 84.1% (68%) of the total number of shares then outstanding, for which they have made actual cash contributions of $1,067 or $.001 per share.

    The following table sets forth a comparison of the respective investments of the current shareholders and the public investors, assuming both a minimum and maximum subscription.

                              PRESENT SHAREHOLDERS

                                    Minimum Subscription    Maximum Subscription
                                    --------------------    --------------------
Price Per Share                        $       .001              $        .001

Net Tangible Book
Value per Share                        $       (.20)             $        (.20)
before Offering

Net Tangible Book
value per Share                        $        .79              $        1.77
after Offering

Increase to present
Shareholders in
net tangible book
value per share due
to Offering                            $        .99              $        1.77

Capital
 contributions                         $      1,067              $       1,067

Number of Shares
outstanding
before Offering                           1,067,000                  1,067,000

Number of Shares
 outstanding
After Offering                            1,267,000                  1,567,000

Percentage of ownership
after the Offering                             84.1%                      68.1%

                                PUBLIC INVESTORS

                                    Minimum Subscription    Maximum Subscription
                                    --------------------    --------------------

Price Per Share                         $     6.00              $     6.00

Dilution Per Share

Capital contributions                        1,200                   3,000

Number of Shares after the
Offering held by the
Public Investors                           200,000                 500,000

Percentage of ownership
after the Offering                            15.9%                   31.9%

     All 1,067,000 of the Company's currently outstanding shares of Common Stock are "restricted securities" which, in the future, may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, if available. Rule 144 currently provides, in essence, that persons holding restricted securities for a period of one year may each sell, every three months, in brokerage transactions, a number of shares equal to one percent of the aggregate number of the Company's outstanding shares, and after two years, persons other than "affiliates" of the Company, may sell shares without any volume restrictions.

     Sales of shares (a) held by present shareholders, after applicable restrictions expire; and (b) offered in this Offering, which would be immediately resalable, may have a depressing effect on the price of the Company's shares in any market that may develop. (See "DILUTION.")

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1999, and as adjusted to reflect the sale of the minimum (maximum) Shares offered hereby and the application of the net proceeds therefrom. (See "FINANCIAL STATEMENTS.")

                                Present         As Adjusted
                                -------         -----------
 Common Stock:
 10,000,000 Shares
 authorized, par value
 $.001; 1,067
 issued and outstanding          1,067             1,267

 Preferred Stock
 1,000,000 of shares
 authorized, par value
 $.01, no shares issued
 and outstanding

 Shareholders' Equity:         $(203,922)        996,077


                          SUMMARY FINANCIAL INFORMATION

 BALANCE SHEET DATA:                                 June 30, 1999

 Current Assets......................................  $  21,387
 Current Liabilities.................................  $ 255,310
 Total Assets........................................  $  21,387
 Shareholders' Equity................................  $(203,922)
                           (See "FINANCIAL STATEMENTS)

                                    OFFERING

Engagement of the Services of an Underwriter.

     The Company has engaged the services of an underwriter who is a member of the National Association of Securities Dealers, Inc. ("NASD") to offer its Units directly to prospective investors on a "best-efforts, all-or none" basis as to a minimum of 200,000 Units and on a "best-efforts" basis as to an additional 500,000 Units.

     The Company has agreed to pay a sales commissions equal to 10% of the gross sales price of the Units to such underwriter for any Units it may sell, plus a nonaccountable expense allowance of 3% of the gross proceeds and Warrants equal to 10% of the shares sold to the public. However, no sales commissions or expense allowance will be paid unless a total of 200,000 Units have been subscribed and paid for.

     The Units will be offered by the Company subject to prior sale and subject to approval of certain legal matters by the Company's legal counsel. The Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

     A total of 800,000 shares of the Company's Common Stock were issued to three persons who were officers, directors and control persons of the Company, in December, 1998. An additional 105,000 shares were issued in May, 1999 to two persons who are officers and directors of the Company. Such shares are all "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended, and under such Rule, may not be sold for a period of at least two years from acquisition thereof.

     Prior to this Offering, there has been no market for the Company's Shares. Consequently, the offering price has been determined arbitrarily by the Company and should not be considered an indication of the actual value of the Company's Shares. There can be no assurance that the Common Stock offered hereby can be resold at the offering price, or at all. Nor can there be any assurance that any public market for the Company's Common Stock will develop. It is anticipated that the Shares will trade in the over-the counter market.

Offering Period and Expiration Date

     This Offering will commence on the date of this Prospectus and continue for a period of ninety (90) days, unless extended, by the Company for an additional ninety (90) days, or unless this Offering is completed or otherwise terminated by the Company (the "Expiration Date").


Procedures for Subscribing

     Each investor subscribing for any of the Shares offered hereby will be required to execute a Subscription Agreement and tender it, to the Underwriter, together with a check or certified funds payable to the Escrow Agent, for acceptance or rejection of their subscription.

Determination of Offering Price

     The public offering price of the Shares has been determined arbitrarily by the Company. The price does not bear any relationship to the Company's assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares of Common Stock to be offered and the offering price, the Company's capital structure, financial condition, prospects for the Company and the industry in general, and the general condition of the securities market were considered by the Company. Accordingly, the offering price should not be considered an indication of the actual value of the Company's securities.

Escrow

     Proceeds from the subscription for Units will be transmitted by noon of the next business day after receipt by the Underwriter to be deposited in a special account at American Securities Transfer & Trust, Inc., Denver, Colorado, until a minimum of 200,000 Units have been sold, at which time the proceeds will be paid to the Company by the Underwriter from time to time as received. Thereafter, proceeds will be paid directly to the Company until a maximum of 500,000 Units have been sold or the offering period expires, whichever first occurs. If 200,000 Units are not sold by the Expiration Date, or any extension thereof, or if this Offering is terminated sooner, all funds which have been received will be promptly returned to the subscribers without interest or deduction.

     All checks for subscriptions should be made payable to American Securities Transfer and Trust, Inc./Callfree Telecom Communications, Inc.

Right to Reject

     The Company shall have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions shall be returned immediately to the investors without interest or deduction. Subscriptions for securities shall be accepted or rejected within 48 hours after receipt thereof by the Company.

                                  UNDERWRITING

Proposed Underwriting Agreement

     The Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with Boe & Company, a member of the National Association of Securities Dealers ("NASD") as its agent to publicly offer and sell a minimum of 200,000 Units on a "best-efforts, all-or-none basis" up to a maximum of 500,000 Units on a "best-efforts basis" at a public offering price of $6.00 per Unit, for a total maximum offering of $3,000,000. If a total of 200,000 Units is not sold within 90 days from the commencement of the Offering, which period may be extended for an additional period of up to 90 days upon the mutual consent of the Company and the Underwriter, all proceeds received would be promptly refunded to subscribers in full, without interest or deductions for commissions or expenses. All proceeds from the sale of the Units will be payable to American Securities Transfer & Trust, Inc./Callfree Telecom Communications, Inc. Escrow Account, and will be deposited in an escrow account maintained at American Securities Transfer & Trust, Inc. as Escrow Agent (the "Escrow Agent"), pursuant to an Escrow Agreement among the Company, the Underwriter and the Escrow Agent.

Proposed Underwriter Compensation

     The Underwriting Agreement further provides that, subject to the sale of a minimum of 200,000 up to a maximum of 500,000 Units offered hereby, the Underwriter will receive (a) a cash commission of 10% of the gross price of each Unit it sells (i.e. $.60 per Unit, or a total of $120,000, assuming a minimum subscription, or $300,000 assuming a maximum subscription) and (b) a non-accountable expense allowance of 3%, and warrants to purchase additional shares (without underlying warrants) in the amount of 10% of the number of Units sold to the Public by the Underwriter. (SEE "UNDERWRITERS AGREEMENT") Any unexpended portion of the non-accountable expense allowance may be retained by the underwriter and may be deemed additional underwriting compensation for the purposes of the Securities Act of 1933, as amended.

     The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of said proposed Underwriting Agreement which is on file as Exhibit 1 to the Registration Statement of which this Prospectus is a part.

                             BUSINESS OF THE COMPANY

General

     Callfree  Telecom  Communications  Corp.,  a  New  York  corporation,   was
incorporated on April 8, 1998. The Company maintains offices at 400 Perimeter Center Terrace, Atlanta, GA 30346. (See "OFFICE FACILITIES")

     The Company is a telecommunications opportunity company, formed in 1998 to provide free long distance service to selected target markets. The Company's principal business is providing free long distance service to its customers with the cost of the calls being assured by various entities which supply advertisements to be aired before and during telephone calls. The Company will commence its initial operations between New York City and Tel Aviv, Israel and New York City and London, England. The Company's principal service consists of an Active Point Of Presence ("POP") which will be equipped with a Server supporting between 1 to 144 simultaneous calls (with the option of supporting up to 240 simultaneous calls when necessary) on one Internet T-1 (1,540K) line and between 1 to 240 PSTN (Public Switch Telephone Network). The service will be accessed by its customers through the use of either of two calling cards.

         1. UTILITY - The UTILITY card will expire after 2 months or 2 hours of telephone time, whichever comes first. The user will not have to provide any information to receive this card, but will have to go to an authorized distribution center to receive it. The three industries that the Company is targeting to advertise on this card are Alcohol, Tobacco and Prophylactics, which are not allowed to be advertised on conventional television, radio or print media. The card will be provide $20 worth of calling time. When the caller dials into the Company's server with the phone number provided on the front of the card, and the caller punches in his/her pre selected personal Identification number ("PIN #"), a 20 second commercial known as the IMPACT advertisement will air. This will be the only advertisement the caller will hear if the call does not go through. On the back of the card there will be an advertisement for the distribution center where the card was issued. After the initial advertisement, the caller will be prompted to enter the area code and phone number he wishes to call. After every 3 minutes of talk time, the caller and receiver will both be HIT with a 30 second advertisement. The advertisements will be in either English or Hebrew depending on which area code is being dialed and which phone number was dialed to access the service. If the call is originating in Tel Aviv, the caller will hear the advertisement in Hebrew, and the receiver in New York will hear a different advertisement in English. The IMPACT advertiser will pay a premium for the initial advertisement over the regular advertisements that HIT after every 3 minutes of talk time. The Company will receive the proceeds of the IMPACT HIT whether or not the call actually reached its destination. The Advertisers will be given a monthly report detailing the calling patterns, length of calls, origination of calls, destination of calls and how many times their advertisement was listened to. The UTILITY card cannot be recharged, and is transferable. The initial charge to the advertisers for the UTILITY card will be $.30 for each HIT and $.10 for each destination HIT.

     2. PREMIUM - The PREMIUM card is a non transferable rechargeable card. An application is filled out by the user in order to receive this card. The application can be filled out by phone, fax, mail or internet. The price for this card is a $10 processing fee charged on a major credit card every 6 months when the calling card expires. The caller receives 180 hours or 10,800 minutes of talk time for the $10 fee. Like the UTILITY card, the PREMIUM card will start off with a 20 second IMPACT HIT. However, since an application has been filled out with pertinent demographic data, and a $10 processing fee has been paid by credit card, the advertisers will select the listening audience base. Advertisers will pay a premium to be the IMPACT HIT on this select target. For an advertiser who is just a HIT on the select target, they will pay less than the IMPACT HIT but more than those advertisers HITing on the UTILITY card. The regular HIT will air for 15 seconds after every 3 minutes of talk time. There will be an option for the caller to ignore the commercial by pressing "1" when the warning tone airs 10 seconds before the commercial. Since the Company has the caller's major credit card information, it can bill the credit card for the phone call if the user chooses to ignore the commercial. The Company will charge a competitive rate for these minutes if this option is chosen. The receiver will also hear a HIT, but since the Company has no demographic information on the receiver, a premium charge will not be applied to that advertiser. The language requirement will be the same as the UTILITY card. The initial charge to the advertisers for the PREMIUM card will be $.55 for each Impact HIT, $.35 for each origination HIT and $.10 for each destination HIT.

Product and Delivery. The key factor in the Company's long distance telephone service is that the call will be free to its subscribers. The subscriber will pay a subscription fee of $10 and answer a questionnaire. The Company will then insert this demographic information into its customer database. The Marketing Director will market the customer database information to the advertisers. The advertisement or HIT will air when the customer dials into the Company's server. Every 3 minutes another HIT will be aired.

Market Definition. The long distance telecommunications market is growing at a rapid rate. The market in 1994 for outgoing calls between the USA and Israel was 195,400,000 minutes. The market in 1994 for outgoing calls between the USA and the UK was 905,500,000 minutes. In 1995 it was 1,017,400,000 minutes (Source of statistics: Federal Communications Commission). For the calls between the US and Israel, the Company believes that 27% of these calls originated in New York and had a destination of Tel Aviv or Jerusalem. This translates into 57,618,000 minutes which is the Company's target market. The Company anticipates capturing at least 60% of this market with its callfree plan. The Company believes that 70% of the calls between the US and the UK are business calls. Of the remaining 30% of the market between the US and the UK, 20% is from the NY area, which translates into 61,044,000 minutes which is the Company's target market.

Distribution Channels. The Company plans to promote its long distance service through several channels: print and electronic media, direct sales, club associations, and barter deals with in-flight magazines. The determining factors in choosing these channels are low cost and effectiveness in targeting this specific customer market.

Advertising and Promotion. The Company will utilize the following media and methods to allow its message to reach its customers: direct response mail and direct response advertising and telemarketing. During the next 18 months the Company will spend approximately $500,000 on advertising and promotion. On an ongoing basis, the Company will budget its advertising investment at 5% of total sales. The Company has entered into an agreement with Inter-World Communications, LLC, 60-50 Peachtree Parkway, Norcross Georgia, to handle advertising for the Company. The Company will pay Inter-World a 15% commission on all advertisements generated through Inter-World. In addition, the Company will establish its own marketing department.

Government Regulations

     Because the Company will be operating in the long distance telecommunications and internet telephony industry, it will be under the regulation of the FCC (Federal Communication Commission). No federal regulations are currently in place in regard to the internet portion of the Company's service.

     The sale of long distance telephone service is regulated by both federal and state authorities. The Company will obtain all the required federal and state permits, licenses and bonds to operate it facilities. Pursuant to current FCC regulations, all communication companies are required to obtain FCC 214 licenses. The cost of each FCC 214 license is approximately 45,000. The Company does not have to file this application, which takes 90 - 120 days to process, until activation of its switching facility. Once the switching facility is activated, the FCC grants a six month grace period in which to file the application. There can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal state or local agencies in the future.

Employees

     The only direct employees of the Company in its initial stage of operations, will be its officers and directors, all of whom presently serve without compensation.

Management's Discussion and Analysis of Financial Condition and Results of Operations

     The net proceeds from the  successful  completion  of the minimum  offering will provide the Company with sufficient cash to operate its business for the next twelve months, without the necessity of raising additional funds. Product research and development will be conducted for the Company other companies with which the Company has business relationships, so the Company will not have to conduct such research and development. The Company does not expect to purchase or sell any plant or significant equipment during the next twelve month period. Upon successful completion of the minimum offering, the Company intends to hire two persons for office support and clerical and administrative duties. Thereafter, the Company intends to hire 1-4 additional personnel in advertising and marketing capacities.

                                   MANAGEMENT

Officers and Directors

     Each director of the Company is elected to a term of one year and serves until his/her successor is elected and qualified. Each officer of the Company is elected by the Board of Directors to a term of one year and serves until his/her successor is duly elected and qualified or until he/she is removed. The Board of Directors has no nominating, auditing or compensation committees.

     The officers and directors of the Company, and further biographical information concerning them are as follows:

Name and Address              Age      Position
----------------              ---      --------
Stuart Radin                   32      President, Chief Executive Officer,
1116 Neilson Street                    Director
Far Rockaway, New York
11691

Eric A. Popkoff                44      Vice President Investor Relations,
1750 East 23rd Street                  Secretary and Director
Brooklyn, NY 11229

Oscar Hasan                    35      Chief Operating Officer, Director


Jay Radin                      32      Chief Financial Officer, Director
1239 East 34th Street
Brooklyn NY 11210

Abraham S. Ben-David, Phd.     53      Chief Engineering Officer, Director



Background Information

Stuart Radin has been the President of the Company since inception. He is currently a professor at Baruch College, City University of New York, teaching business data communications. He has also taught courses including Business, Accounting, Tax, and Computers in other colleges. Mr. Radin holds an MBA in business specializing in taxation from Baruch College, CCNY.

Eric A. Popkoff - From 1989 to 1994 Mr. Popkoff was a teacher of social studies and accounting and business practices at various sites in the New York City Public School system. He is currently an adjunct lecturer in economics at Brooklyn College, City University of New York. Since 1994 he has been the President and Chief Executive Officer of Undiscovered Equities Research Corp., an information services company located in Brooklyn, New York, which provides research on request from securities brokers and broker dealers, and distributes from time to time a written review of selected securities. Since 1997 he has been a vice president and director of Summa Metals Corp. located in Laguna Nigel, California. Mr. Popkoff holds an MBA in Management and an MBA in International Business from Baruch College, CUNY.


Oscar Hasan - Mr. Hassan has been engaged in marketing development and operations of telecommunications companies in the United States and Europe for the past 10 years.

Abraham S. Ben-David - Mr. Ben-David received his doctorate in information and communications technology from Lehigh University in 1976. From 1976 to 1979 he was Associate Scientist at Xerox Corporation where he participated in both advanced office and communications software technology development (hardware and software). Thereafter, he became Director of R&D for Fujitsu America where he was responsible for development of communication and office hardware and software. He became Director of R&D for Intafile International (a Geneva based company with R&D facilities in Jerusalem) in 1981, where he was responsible for the development of leading edge mobile communication and office equipment. He has served on several senior faculty positions in Isreal and in the United States.

Jay Radin - has been the Chief Financial Officer of the Company since its inception. He is a graduate of Turo college, New York, and is the Fiscal Manager of New York Community Hospital, Brooklyn, New York.

Executive Compensation

     Upon completion of the minimum Offering the following salaries will be paid to the officers and directors of the Company:

     Name               Capacities Served                   Annual Compensation
     ----               -----------------                   -------------------
Stuart Radin            President                                 $92,300

Eric A. Popkoff         Vice-President-Corporate                  $35,000
                        Relations, Secretary, Director

Oscar Hasan             Chief Operating Officer, Director         $72,000

Jay Radin               Director                                  $59,800

Abraham S. Ben-David    Chief Engineering Officer, Director       $72,000


     These salaries will not be retroactive and will only commence upon completion of the minimum Offering.

     No Option/SAR Grants or long-term Incentive Plans-Awards have been granted or awarded to any officers or directors of the Company and there are presently no plans to implement any such benefits.

Indemnification

     Pursuant to the By-Laws of the corporation, the Company has agreed to indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation and, in certain cases, may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by New York law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable.

Office Facilities

     The Company's principal offices are located at 400 Perimeter Center Terrace, Atlanta, GA 30346, and are provided on a rent free basis by a company affiliated with Oscar Hasan and an officer and director of the Company.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of the date of this Memorandum, and as adjusted to reflect the sale of the Shares offered hereby, by each officer and director, all officers and directors as a group, and by all other shareholders who own 5% or more of the Company's Common Stock.

                          No.    Percent Ownership      Percent Ownership
                          of     Before Offering         After Offering
                         Shares                      Minimum       Maximum
                        -------                      -------       -------
Stuart Radin            560,000         70%             56            43

Eric A. Popkoff         230,000       28.8%             23          17.7

Jay Radin                10,000        1.3%              1           .08

All officers and        800,000        100%             80          61.5
Directors as a Group
(3 persons)(1)

Future Sales by Present Shareholders

     The aggregate of 1,067,000 shares of Common Stock held by the present shareholders are deemed "restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"). Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing two years after their acquisition. Sales of shares by "affiliates" are also subject to volume restrictions and certain other restrictions pertaining to the manner of sale, all pursuant to Rule 144.

     The 200,000 (500,000) Shares offered hereby are not "restricted securities" under Rule 144 and can be publicly sold without compliance with Rule 144, assuming there is a market therefor, of which there can be no assurance.

                            DESCRIPTION OF SECURITIES

     The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable New York law and to the provision of the Company's Certificate of Incorporation and By-laws, the Warrant Agreement among the Company, the Underwriter, and American Securities Transfer & Trust, Inc., as warrant agent (the "Warrant Agent"), pursuant to which the Warrants will be issued, and the Underwriting Agreement between the Company and the Underwriter, copies of all of which have been filed with the Commission as Exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.001 per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors, of the Company;


(1) Assumes that all of the Units offered hereby are sold, of which there can be no assurance, and that the present shareholders do not purchase any Units in this Offering. In either of such events, their percentage ownership would increase accordingly. (See "RISK FACTORS-CONTROL OF THE COMPANY", "DILUTION" and "OFFERING.")

 (ii) are entitled to share ratably all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and nonassessable.

    The Board of Directors is authorized to issue additional Common Stock within the limits authorized by the Company's Articles of Incorporation and Bylaws.

Units

     The Company is offering a minimum of 200,000 and a maximum of 500,000 Units of Common Stock, par value $.001, pursuant to this Prospectus, at a price of $6.00 per Unit. No fractional Units may be purchased. Each Unit consists of one Share of Common Stock (the "Common Stock" or "Shares") and two common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants".

Preferred Stock

     The 5% Cumulative Convertible Preferred Shares at the option of the respective holders thereof, may at any time, and from time to time, prior to April 1, 2016, be converted into fully paid and nonassessable Common Shares of the Company at the rate of one Common Share for one 5% Cumulative Convertible Preferred Share provided, however, that such right of conversion may not be exercised and shall be suspended during the period of five days immediately preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the issuance of rights, or the date when any change of conversion or a change of shares shall go into effect. Upon the conversion, as herein provided, of any shares of the 5% Cumulative Convertible Preferred Shares, all rights of the holders of such shares shall cease and terminate, and the Common Shares issued in lieu thereof shall be of record as of the time of such conversion.

     So long as any of the 5% Cumulative Convertible Preferred Shares shall be outstanding, the Company will not make any share distribution on its Common
Shares unless the Company, by proper legal action, shall have authorized and reserved an amount of shares equal to the amount thereof which would have been declared upon the Common Shares into which such 5% Cumulative Convertible Preferred Shares might have been converted, and the Company shall, out of such additional shares so authorized and reserved on account of such share distribution, upon the conversion of any 5% Cumulative Preferred Shares, deliver with any Common Shares into which 5% Cumulative Convertible Preferred Shares are converted, but without additional consideration therefor, such amount of Common Shares as would have been deliverable to the holders of the Common Shares into which such 5% Cumulative Convertible Preferred Shares has been so converted had such Common Shares been outstanding at the time of such share distribution. For the purpose of this paragraph, a share distribution shall be a dividend payable only in Common Shares of the Company of the same class as the present authorized Common Shares. This shall not limit the right of the Corporation, however, to declare and pay any dividends whether in cash, shares, or otherwise, except as specifically otherwise provided in this paragraph.

     Any holder of the 5% Cumulative Convertible Preferred Shares desiring to exercise the right of conversion herein provided, shall surrender to the Corporation at one of its share transfer agencies, or in the event that at that time there is no such agency, then at the principal office of the Corporation, the certificate or certificates representing the 5% Cumulative Convertible Preferred Shares so to be converted, duly endorsed in blank for transfer or accompanied by properly executed instruments for the transfer thereof, together with a written request for the conversion thereof. No such shares, however, shall be accepted for conversion on or after April 1, 2016, at which time the conversion privilege and right shall cease and terminate.

The Warrants

     Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder thereof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine. The shares of Common Stock underlying the Warrants, when issued upon the exercise thereof and payment of the purchase price, will be fully paid and nonassessable.

     The Warrants will be issued pursuant to a Warrant Agreement among the Company, the Underwriter and the Warrant Agent, and will be evidenced by warrant certificates in registered form. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock splits, combinations and reclassification. The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of Warrants.

     The Warrants may be exercised upon the surrender of the Warrant Certificate on or prior to the expiration of the exercise period, with the form of election to purchase included on the Warrant Certificate properly complete and executed, together with payment of the exercise price to the Warrant Agent. No fractional shares will be issued upon the exercise of the Warrants. The Warrants do not confer upon the holders thereof any voting rights or any other rights as shareholders of the Company. The exercise price of the Warrants is arbitrary and there can be no assurance that the value of the Common Stock will ever rise to a level where exercise of the Warrants would be of any economic benefit to the Warrant holder.

     In order for the holder to exercise the Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the shares of Common Stock underlying the Warrants. The Company intends to file an amendment to this Registration Statement covering the Warrants at a time when the market price of the Common Stock is higher than the exercise price of the Warrants. The filing of an amendment to this Registration Statement could result in substantial expense to the Company, and there can be no assurance that the Company will be able to file an amendment to this Registration Statement. The Company will make reasonable efforts and believes that is will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are offered. The Warrants may be deprived of any value if a current prospectus covering the Shares issuable upon exercise thereof is not kept effective, if the underlying Shares are not qualified in states in which the Warrant holder resides, or if the holder is unable to sell the Warrants. Warrant holders who move to states in which the Warrants are not qualified for sale may not be able to exercise their Warrants.

Non-Cumulative Voting

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present shareholders will own 80% (65.5%) of the outstanding shares. (See "PRINCIPAL SHAREHOLDERS.")

Dividends

     As of the date of this Prospectus, the Company has not paid any cash dividends to shareholders nor does it anticipate payment of any such cash dividends in the foreseeable future. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and the financial position of the Company, general economic conditions, and other pertinent actors.

Reports to Shareholders

     The Company will furnish annual reports to shareholders containing audited financial statements of the Company, and will also furnish unaudited quarterly financial statements.

Transfer Agent

     The Company has appointed American Securities Transfer & Trust, Inc., Denver, Colorado, as the transfer agent for its Common Stock.

                              CERTAIN TRANSACTIONS

     Callfree Technologies, an Israeli based company, will implement a standard Point of Presence (a "POP") ready for operation for the Company. This POP will enable Callfree Telecom to provide the services as described above. This POP will be based on a hardware product, Hi-Pnet, from ECI Telecom, Ltd. with the addition of software developed by Callfree Technologies. Each POP will be installed and tested for a one time charge of $100,000. Thereafter, a royalty fee of $US 0.01 will be paid to Callfree Technologies on a per minute usage basis. Callfree Technologies is a wholly owned subsidiary of CF Management, Ltd. which is owned 32% by Rimon Corporation 2% by David Sandel, 25% by Stuart Radin, 8% by Oscar Hasan, and 33% by the Philip & Rebecca Goodman Family Trust. Messrs. Stuart Radin and Hasan are officers and directors of the Company. Rimon Corporation is a Florida corporation. Dr. Abraham Ben David, the Chief Engineer and a director of the Company, is a controlling shareholder and President of Call Free Technologies. Stuart Radin is also a Vice-President of Call Free Technologies.

                                   LITIGATION

     The Company is not a party to any pending litigation and, to the best of its knowledge, none is contemplated or threatened.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission ("Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, an SB-2 Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and the Exhibits and Schedules filed therewith. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and where such document is an Exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the Exhibit. Copies of the complete Registration Statement, including Exhibits, may be examined at the Securities and Exchange Commission offices in Washington, D.C. Copies of the Registration Statement may be obtained upon payment of the usual fees prescribed by the Commission for reproduction and handling.

                                     EXPERTS

     The audited financial statements of the Company as of February 28, 1999, included in this Prospectus, have been examined by Ronald R. Chadwick, P.C.


                                  LEGAL MATTERS

     The law office of Steven L. Siskind, 645 Fifth Avenue, Suite 403, New York, New York 10022, Telephone (212) 750-2002, has acted as legal counsel for the Company regarding the validity of the securities offered hereby.

                              FINANCIAL STATEMENTS

         The Company's fiscal year ends December 31. The financial statements for the Company for the period ended June 30, 1999 and audited financial statements for the period ended February 28, 1999 follows immediately.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 22.  Indemnification of Directors and Officers.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

(1) Article  Sixth of the Articles of  Incorporation  of the  Company,  filed as
Exhibit 3.1 to the Registration Statement.

(2)  New York General Business Law ss. 722

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 23.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering (assuming all Shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee                   $ 3,182.00
National Association of
Securities Dealers, Inc.
 Filing Fees                               800.00
 Printing Expenses                         500.00
 Accounting Fees and Expenses            5,000.00
 Legal Fees and Expenses                27,500.00
 Blue Sky Fees/Expenses                  1,000.00
 Transfer Agent Fees                       500.00
 Miscellaneous Expenses                  1,518.00
                                       ----------
   TOTAL                               $40,000.00

Item 24.  Recent Sales of Unregistered Securities.

     During the past three years, the Registrant issued securities which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, to its founders and promoters as follows:

Name & Address           Date of Issuance       Number of Shares Consideration
--------------           ----------------     ----------------------------------
 Stuart Radin                12/31/98         560,000 shares in lieu of services
 1116 Neilson Street
 far Rockaway, NY 11691

 Eric Popkoff                12/31/98         230,000 shares in lieu of services
 1750 East 23rd Street
 Brooklyn, NY 11229

 Jay Radin                   12/31/98          10,000 shares in lieu of services

     Between March 1, 1999 and June 30, 1999 the Company issued an aggregate of 200,067 shares of common stock to 27 investors, pursuant to an exemption from Registration under Section 4(2) of the Act.

     All purchasers of the Registrant's Common Stock acknowledged in writing that they were obtaining "restricted securities", as defined in Rule 144 under the Act; that such shares cannot be transferred without appropriate registration or exemption therefrom; that they must bear the economic risk of the investment for an indefinite period of time; that they would not sell the securities without registration or exemption therefrom; and that the Registrant would restrict the transfer of the securities in accordance with such representations. Each purchaser agreed that any certificate representing such shares would be stamped with the usual legend restricting the transfer of such shares.

     No underwriters were used in the sale and issuance of the foregoing shares and none of the shares were offered publicly.

     All of the foregoing shares were issued in transactions between the Company and its promoters and founders, and did not involve any public offering. The purchasers were all officers and directors of the Company.

Item 25.  Exhibits.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K:

Exhibit No.       Title
-----------       ------
1                 Underwriting Agreement
1.1               Select Dealer Agreement
1.2               Warrant Agreement*
3.1               Articles of Incorporation
3.2               Bylaws
4.1               Subscription Agreement
5                 Opinion of Steven L. Siskind, Esq. regarding the legality of the Securities being registered
10.1(a)           Promissory Note payable to Tina Chromey
10.1(b)           Promissory Note payable to Philip Goodman
10.1(c)           Promissory Note payable to Robert P. Hennig
10.1(d)           Promissory Note payable to James L. Perry
10.10(a)          Common stock purchase option with Philip Goodman
10.11             Proceeds Escrow Agreement with American Securities Transfer &
                    Trust, Inc.*
10.12(a)          Employment Agreement with Stuart Radin
10.12(b)          Employment Agreement with Eric Popkoff
10.12(c)          Employment Agreement with Jay Radin
23                Consent of Steven L. Siskind, Esq. (See Exhibit 5)
24.1              Consent of Ronald P. Chadwick, C.P.A.

* To be filed later

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in Far Rockaway, New York on the ___ day of July, 1999.

                                      CALLFREE TELECOM COMMUNICATIONS CORP.



                                     By:
                                          Stuart Radin, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                         Date



/s/ Stuart Radin                                 July  1, 1999
---------------------------------
Stuart Radin, President



/s/ Eric A. Popkoff                              July  1, 1999
---------------------------------
Eric A. Popkoff, Vice-President
Corporate Relations, Director



/s/ Oscar Hasan                                  July  1, 1999
---------------------------------
Oscar Hasan



/s/ Jay Radin                                    July  1, 1999
---------------------------------
Jay Radin, Director



/s/ Abraham S. Ben-David                         July  1, 1999
---------------------------------
Abraham S. Ben-David

                     CALLFREE TELECOM COMMUNICATIONS CORP.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               December 31, 1998
                              & February 28, 1999
                       and Six Months Ended June 30, 1999

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                 December 31,             February 28,            June 30,
                                                                     1998                     1999                  1999
                                                                 ------------             ------------            --------
                                  ASSETS


Current assets
     Cash                                                         $(     250)              $    27,740              $21,387
                                                                  -----------              -----------              -------
       Total current assets                                        (     250)                   27,740               21,387
                                                                  -----------              -----------              -------
Total Assets                                                      $(     250)              $    27,740              $21,387
                                                                  -----------              -----------              -------






            LIABILITIES AND STOCMIOLDERS' EQUITY

Current liabilities
     Accrued payables - related party                             $    49,437                   68,187                61,186
     Accounts payable                                                   1,877                    4,877                 2,028
     Interest payable                                                   2,463                    3,213                 6,344
     Notes payable                                                     45,000                   75,000               155,750
                                                                  -----------             ------------

          Total current liabilities                                    98,777                  151,277               225,310
                                                                  -----------             ------------               -------

Total Liabilities                                                      98,777                  151,277               225,310
                                                                  -----------             ------------               -------

    Stockholders' equity

        Preferred stock: $.01 par value,
          1,000,000 shares authorized,
          0 shares issued & outstanding

        Common stock: $.001 par value,
          10,000,000 shares authorized
          800,000 shares issued & outstanding
          & 1,067,000 shares issued & outstanding                         800                      800                 1,067
         Additional paid in capital                                     7,238                    7,318                 9,423
         Deficit accumulated during
          the development stage                                     ( 107,065)               ( 131,655)             (214,412)
                                                                  -----------              ------------             ---------
      Stockholders' Equity (Deficit)                                 ( 99,027)               ( 123,537)             (203,922)
                                                                  -----------              ------------             ---------
      Total Liabilities And Stockholders' Equity                   $     (250)             $    27,740              $ 21,387
                                                                  ===========              ============             =========





    The accompanying notes are an integral part of the financial statements.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS





                                                             Two Months        Six Months                 April 8, 1998
                                               Year Ended.       Ended           Ended            ________(inception to)_______
                                               December 31,   February 28,      June 30,          February 28,       June 30,
                                                  1998            1999            1999               1999              1999
                                              -------------  -------------     -----------        ------------       ---------

Revenues.                                      $        -     $        -                           $        -
Operating expenses                                104,564         23,360          103,504             128,324           208,068
                                               ----------     ----------       ----------          ----------        ----------
Income (loss) from operations                    (104,564)       (23,360)        (103,504)           (128,324)         (208,068)
                                               ----------     ----------       ----------          ----------        ----------

Other income (expense)
         Interest                                 (2,501)           (830)          (3,843)             (3,331)           (6,344)
                                               ----------     ----------       ----------          ----------        ----------

          Income (loss) before provision
          for income taxes                      (107,065)        (24,590)        (107,347)           (131,655)         (214,412)
                                               ----------     ----------       ----------          ----------        ----------


Provision for income tax
Net income (loss)                                (l07,065)       (24,590)        (107,347)           (13l,655)         (214,412)
                                               ==========     ==========       ==========          ==========        ==========
Net income (loss) per share                   $     (.13)    $     (.03)      $     (.10)         $     (.17)       $     (.20)
                                               ==========     ==========       ==========          ==========        ==========
       Weighted average number of
       common shares outstanding                  800,000        800,000        1,067,000             800,000         1,067,000
                                               ==========     ==========       ==========          ==========        ==========



    The accompanying notes are an integral part of the financial statements.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
         For the Period April 8, 1998 (inception) to February 28, 1999


                                    COMMON STOCK                                                             Total
                                                                 Paid in        (Accumulated             Stockliolders'
                                Shares         Amount            Capital         Deficit                 Equity (Deficit)
                                ------         ------            --------        --------                ----------------

Balances at
April 8,1998                         -         $    -         $         -       $       -                   $         -

Common stock Issued
on December 15, 1998
at $.0 1/share, for services   800,000             800              7,200               -                         8,000

Paid in capital                      -               -                 38               -                            38

Net gain (loss)
for the period ended
December 31, 1998                    -               -                  -        (107,065)                     (107,065)
                             ---------         -------         ----------       ---------                    ----------

Balances at
December31, 1998               800,000         $   800         $    7,238       $(107,065)                   $  (99,027)

Paid in capital                      -               -                 80               -                            80

Common stock issued            262,000             267              2,105               -                    $    2,372
and additional
Paid in Capital

Net gain (loss)                                                                  (107,347)                     (107,347)
for the period
ended June 30,
1999

Balances at
  June 30, 1999              1,067,000           1,067              9,423        (214,412)                     (203,922)
                             ---------         -------         ----------       ---------                    ----------




    The accompanying notes are an integral part of the financial statements.

                     CALLFREEE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                             Two Months        Six Months                 April 8, 1998
                                               Year Ended.       Ended           Ended            ________(inception to)_______
                                               December 31,   February 28,      June 30,          February 28,       June 30,
                                                  1998            1999            1999               1999              1999
                                              -------------  -------------     -----------        ------------       ---------


Cash Flows From Operating Activities:


    Net income  (loss)                          $(107,065)    $(24,590)        $(107,347)          $(131,655)        $(214,412)
    Adjustments  to
    reconcile  net income (loss) to net
    cash provided by (used for) operating
    activities:

        Stock issuances
        Compensatory stock issuances                8,000            -               267               8,000            1, 067
        Increase  in accrued  payables -
          related  parties                         49,437       18,750            11,749              68,187            61,186
        Increase  in accounts payable               1,877        3,000               151               4,877             2,028
        Increase in interest payable                2,463          750             3,881               3,213             6,344
        Option interest expense                        38           80             2,185                 118             1,423

Additional paid-in capital
             Net  cash provided by (used for)
             operating activities                 (45,250)      (2,010)          (89,112)            (47,260)         (134,362)
                                                  -------       ------           -------              ------           -------


Cash Flows From Financing Activities:

         Receipts from notes payable               45,000       30,000           110,750              75,000           155,750
         Payments on notes payable                      -            -                 -                   -                 -
                                                  -------       ------           -------              ------           -------
                 Net cash provided by (used for)
                     financing activities          45,000       30,000           110,750              75,000           155,750
                                                  -------       ------           -------              ------           -------


    Net Increase (Decrease) In Cash                  (250)      27,990            21,637              27,740            21,387



Cash At The Beginning Of The Period                     -         (250)             (250)                  -                 -
                                                  -------       ------           -------              ------           -------
Cash At The End Of The Period                     $  (250)     $27,740           $21,387             $27,740          $ 21,387
                                                  =======       ======            ======              ======           =======

Schedule Of Non-Cash Investing And Financing Activities:

During the period ended December 31,1998 the Company:

           1)recorded $8,000 in stockholders' equity from compensatory stock issuances.

Supplemental Disclosure

Cash paid from April 8, 1998 (inception) to June 30, 1999 for income taxes: 680




    The accompanying notes are an integral part of the financial statements.

                      CALLEREE TELECOM COMMUNICATIONS CORP.
                         (A Development Stage Company).
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND:SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Callfree Telecom Communications Corp. ("Callfree", the "Company"), was incorporated in the state of New York on April 8, 1998. The Company was formed to provide long distance telephone and advertising services over the Internet. The Company has conducted only limited planned principal operations and is a development stage company.

Income tax

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.' Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounting year

The Company employs a calendar accounting year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.Actual results could differ from those estimates.

                      CALLFREE TELECOM COMMUNICATIONS CQRP.
                         (A Development Stage' Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net income (loss) per share

The net 'income (loss) per share is computed by dividing, the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon conversion of the Company's preferred stock are not included in the computation if the effect of such inclusion would be anti-dilutive and would increase the earnings or decrease loss per share.

Stock offering costs

Expenditures incident to the public stock offering which consist primarily of legal, underwriting, commissions and printing expenses are capitalized as incurred and will be charged against the proceeds of the public offering if said offering is successful, and charged off as an expense if the offering is not successful.


NOTE 2. RELATED PARTY TRANSACTIONS

As of June 30, 1999 the Company owed Stuart Radin, an officer, $46,937, consisting of $36,937 for expenses incurred on behalf of the Company, and $10,000 in compensation, and owed Eric Popkoff, an officer, $2,500. At June 30, 1999, the Company owed Stuart Radin $61,187, consisting of $36,937 for expenses incurred on behalf of the Company, and $24,250 in compensation.


NOTE 3. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to SFAS 109. As of June 30, 1999, the Company had approximately $ 214,000 of unused federal net operating loss carryforward, which will expire in the year 2019 if not used. A deferred tax asset, arising from the net operating loss carryforward of approximately $64,200 has been offset by a 100% valuation allowance.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Coutinued


NOTE 4. NOTES PAYABLE

At December 31, 1998 and February 28, 1999, the Company had the following notes payable outstanding:

                                                               Balances at                Balances at
                                                               December 31,               June 30,
                                                                  1998                       1999
                                                               ------------               -----------
Three notes payable, unsecured, interest at
10% per annum, maturing November26, 1998,
currently delinquent                                             $ 40,000                  $ 40,000

Note payable1 unsecured, interest at
5% per annum, maturing August 4, 1999                               5,000                     5,000


Note payable, unsecured, interest at 10% per annum,
maturing on various dates.                                              -                   110,750
                                                                 --------                  --------
    Total notes payable                                          $ 45,000                  $155,750


   The schedule of maturities by fiscal year for all notes outstanding is as follows:

                       Year ending December 31,
                         1998       $ 40,000
                         1999          5,000
                         2000        115,750
                         Total      $115,750

                      CALLFREE TELECOM COMMUNICATIONS CQRP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 5. STOCKHOLDERS' EQUITY

Common stock

The Company as of June 30, 1999 had 10,000,000 shares of authorized common stock, $.00l par value, with 1,067,00O shares issued and outstanding.

Preferred stock

The Company has 1,000,000 shares of authorized, 5% cumulative, convertible preferred stock, par value $.01, with 0 shares issued and outstanding (the "Preferred"). The Preferred is convertible at the option of the holder, prior to April 1, 2016, into fully paid, nonassessable common shares of the Company at the rate of one common share for one share of the Preferred.

Stock compensation awards

In December of 1998 the Company issued founders' stock to insiders, recording a total compensation expense of $8,000.

Stock options: In June and August of 1998, and February of 1999, the Company issued stock options to several individuals in connection with the borrowing of money to support Company operations. The Company accounts for the fair value of these note related options in accordance with SFAS 123. The options are considered by the Company as a cost of borrowed funds. The exercise price of the options granted in 1998 is $.001 per share, and $.01 and $7.20 per s hare for those in 1999, and market price has been estimated at par ($.00l per share). The related interest cost has been expensed on the date of grant, as the options are immediately exerciseable or the amounts nominal. The Company has set no specific limit on the amount of shares it may issue for options underlying borrowing activities, and the maximum term of any one of these options is four years.

                     CALLFREE TELECOM COMMUNICATIONS CORP.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               December 31, 1998
                              & February 28, 1999

                     CALLFREE TELECOM COMMUNICATIONS CORP.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS




TABLE OF CONTENTS


                                                                    Page
                                                                    ----

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS                                       F-1

FINANCIAL STATEMENTS

     Balance sheet                                                  F-2
     Statement of operations                                        F-3
     Statement of stockholders' equity                              F-4
     Statement of cash flows                                        F-5
     Notes to financial statements                                  F-6

                             RONALD R. CHADWICK, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                               3025 5. PARKER ROAD
                                    SUITE 109
                             AURORA, COLORADO 80014

                             TELEPHONE:(3O3)3O6-I967
                            TELECOPIER:(303)306-1944




                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Callfree Telecom Communications Corp.
Far Rockaway, New York

I have audited the accompanying balance sheets of Callfree Telecom Communications Corp. as of December 31, 1998 and February 28, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from April 8, 1998 (inception) to February 28, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Ah audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callfree Telecom Communications Corp. as of December 31, 1998 and February 28, 1999 and the results of its operations and its cash flows for the period from April 8, 1998 (inception) to February 28, 1999 in conformity with generally accepted accounting principles.


Aurora, Colorado                                       /s/RONALD CHADWICK, P.C.
March23, 1999                                             RONALD CHADWICK, P.C.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                     December 31, February 28,
                                                                         1998        1999
                                                                      ---------    ---------

ASSETS
Current assets
    Cash ..........................................................   $    (250)   $  27,740
                                                                      ---------    ---------
     Total current assets .........................................        (250)      27,740
                                                                      ---------    ---------
Total Assets ......................................................         250)   $  27.740
                                                                      =========    =========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accrued payables - related party ..............................   $  49,437       68,187
    Accounts payable ..............................................       1,877        4,877
    Interest payable ..............................................       2,463        3,213
    Notes payable .................................................      45,000       75,000
                                                                      ---------    ---------
    Total current liabilities .....................................      98,777      151,277
                                                                      ---------    ---------
Total Liabilities .................................................      98,777      115,277
                                                                      ---------    ---------

Stockholders' equity
      Preferred stock: $.0l par value, 1,000,000 shares authorized,
        0shares issued & outstanding...............................           -            -
      Common stock: $.00l par value, 10,000,000 shares authorized
       800,000 shares issued & outstanding ........................         800          800
    Additional paid in capital ....................................       7,238        7,318

      Deficit accumulated during
       the development stage.......................................    (107.065)    (131,655)
                                                                      ---------    ---------
Stockholders' Equity ('Deficit) ...................................     (99.027)    (123,537)
                                                                      ---------    ---------
Total Liabilities And Stockholders' Equity ........................   $    (250)   $  27,740
                                                                      =========    =========






    The accompanying notes are an integral part of the financial statements.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                                                                         April 8, 1998
                                                       Year Ended             Two Months Ended           (inception) to
                                                    December 31, 1998         February 28, 1999         February 28, 1999
                                                    -----------------         -----------------         -----------------
Revenues.........................................     $        -                $        -                $         -
Operating expenses...............................        104.564                    23.760                    128.324
                                                      -----------               -----------               ------------
Income (loss) from operations....................     (  104.564)               (   23.760)               (   128.324)
                                                      -----------               -----------               ------------

Other income (expense)
           Interest..............................     (    2.501)               (      830)               (     3,331)
                                                      -----------               -----------               ------------
           Income (loss) before provision
           for income taxes......................     (  107,065)               (   24,590)               (   131.655)
                                                      -----------               -----------               ------------
Provision for income tax
Net income (loss)................................     (  107,065)               (   24,590)               (   131,655)
                                                      -----------               -----------               ------------
Net income (loss) per share......................     $     (.13)                    $(.03)               $      (.17)
                                                      -----------               -----------               ------------
      Weighted average number of
       common shares outstanding.................        800.000                   800.000                    800,000
                                                      -----------               -----------               ------------


















    The accompanying notes are an integral part of the financial statements.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          For the Period April 8, 1998 (inception) to February 28, 1999
                               COMMON STOCK

                                                                                                       Total
                                                              Paid in           (Accumulated           Stockholders'
                                Shares        Amount          Capital           Deficit                Equity  (Deficit)
                                ------        ------          -------           ------------           -----------------

Balances at
April 8, 1998 ..............   $     --     $     --         $     --             $      --             $       --

Common stock issued
on December 15, 1998
at $.0 1/share, for services    800,000          800            7,200                    --                  8,000
Paid in capital ............         --           --               38                    --                     38

Net gain (loss)
for the period ended
December 31, 1998 ..........         --           --               --              (107.065)             ( 107.065)
                               --------     --------        --------              ----------             ----------
Balances at
December 31, 1998 ..........    800,000     $    800         $  7,238             $(107,065)            $(  99,027)
Paid in capital ............         --           --               80                    --                     80

Net gain (loss)
for the period ended
February 28, 1999 ..........         --           --              --              (  24.590)             (  24,590)
                               --------     --------        --------              ----------             ----------
Balances at
February 28, 1999 ..........    800.000     $    800        $  7.318              $(131.655)             $(123,537)
                               ========     ========        ========              ==========             ==========













    The accompanying notes are an integral part of the financial statements.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS



                                                                           Two Months       April 8,1998
                                                         Year Ended          Ended          (inception) to
                                                         December 31,      February 28,     February 28,
                                                            1998              1999             1999
                                                         ------------      -----------     --------------
Cash Flows From Operating Activities:
     Net income (loss) ................................   $(107,065)       $ (24,590)       $(131,655)
     Adjustments to reconcile net income
     (loss) to net cash provided by (used for)
      operating activities:
         Compensatory stock issuance ..................       8,000
         Increase in accrued payables - related parties      49,437           18,750           68,187
         Increase in accounts payable .................       1,877            3,000            4,877
         Increase in interest payable .................       2,463              750            3,213
         Option interest expense ......................          38               80              118
                                                          ---------        ---------        ---------
             Net cash provided by (used for)
                  operating activities ................     (45,250)          (2,010)         (47,260)
                                                          ---------        ---------        ---------
Cash Flows From Financing Activities:
     Receipts from notes payable ......................      45,000           30,000           75,000
                                                          ---------        ---------        ---------
      Payments on notes payable

             Net cash provided by (used for)
                  financing activities ................      45,000           30,000           75,000
Net Increase (Decrease) In Cash .......................        (250)          27,990           27,740
Cash At The Beginning Of The Period ...................          --             (250)              --
Cash At The End Of The Period .........................   $    (250)       $  27,740        $  27,740
                                                          =========        =========        =========

     Schedule Of Non-Cash Investing And Financing Activities:

     During the period ended December 31, 1998 the Company:

          1) recorded $8,000 in stockholders' equity from compensatory stock issuances.

     Supplemental Disclosure

     Cash paid from April 8, 1998 (inception) to February 28, 1999 for interest and income taxes: None.


    The accompanying notes are an integral part of the financial statements.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Callfree Telecom Communications Corp. ("Callfree", the "Company"), was incorporated in the state of New York on April 8, 1998. The Company was formed to provide long distance telephone and advertising services over the Internet. The Company has conducted only limited planned principal operations and is a development stage company.

Income tax

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounting year

The Company employs a calendar accounting year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued



NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon conversion of the Company's preferred stock are not included in the computation if the effect of such inclusion would be anti-dilutive and would increase the earnings or decrease loss per share.

Stock offering costs

Expenditures incident to the public stock offering which consist primarily of legal, underwriting, commissions and printing expenses are capitalized as incurred and will be charged against the proceeds of the public offering if said offering is successful, and charged off as an expense if the offering is not successful.


NOTE 2. RELATED PARTY TRANSACTIONS

As of December 31, 1998 the Company owed Stuart Radin, an officer, $46,937, consisting of $36,937 for expenses incurred on behalf of the Company, and $10,000 in compensation, and owed Eric Popkoff, an officer, $2,500. At February 28, 1999, the Company owed Stuart Radin $65,187, consisting of $36,937 for expenses incurred on behalf of the Company, and $28,250 in compensation, and owed Eric Popkoff $3,000.


NOTE 3. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to SFAS 109. As of December 31, 1998, the Company had approximately $107,000 of unused federal net operating loss carryforward, which will expire in the year 2019 if not used. A deferred tax asset, arising from the net operating loss carryforward of approximately $30,000 has been offset by a 100% valuation allowance.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 4. NOTES PAYABLE

At December 31, 1998 and February 28,1999, the Company had the following notes payable outstanding:


                                                                  Balances at           Balances at
                                                                 December 31,           February 28,
                                                                     1998                   1999
                                                                 ------------           ------------
Three notes payable,
unsecured, interest at 10% per annum,
maturing November 26, 1998,
currently delinquent                                              $ 40,000               $ 40,000

Note payable,
unsecured, interest at 5% per annum,
maturing August 4, 1999                                              5,000                  5,000

Note payable,
unsecured, interest at 10% per annum,
maturing February 18, 2000                                              --                 30,000
                                                                  --------               --------
Total current notes payable                                       $ 45.000               $ 75.000
                                                                  ========               ========


The schedule of maturities by fiscal year for all notes outstanding is as follows:

            Year ending December 31,

                    1998.....................$ 40,000
                    1999.....................   5,000
                    2000.....................  30,000
                   Total.....................$ 75.000

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 5. STOCKHOLDERS' EQUITY

Common stock

The Company as of December 31, 1998 and February 28, 1999 had 10,000,000 shares of authorized common stock, $.001 par value, with 800,000 shares issued and outstanding.

Preferred stock

The Company has 1,000,000 shares of authorized, 5% cumulative, convertible preferred stock, par value $.0l, with 0 shares issued and outstanding (the "Preferred"). The Preferred is convertible at the option of the holder, prior to April 1, 2016, into fully paid, nonassessable common shares of the Company at the rate of one common share for one share of the Preferred.

Stock compensation awards

In December of 1998 the Company issued founders' stock to insiders, recording a total compensation expense of $8,000.

Stock options: In June and August of 1998, and February of 1999, the Company issued stock options to several individuals in connection with the borrowing of money to support Company operations. The Company accounts for the fair value of these note related options in accordance with SFAS 123. The options are considered by the Company as a cost of borrowed funds. The exercise price of the options granted in 1998 is $.001 per share, and $.01 and $7 per share for those granted in 1999, and market price has been estimated at par ($.001 per share). The related interest cost has been expensed on the date of grant, as the options are immediately exercisable or the amounts nominal. The Company has set no specific limit on the amount of shares it may issue for options underlying borrowing activities, and the maximum term of any one of these options is four years.

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 5. STOCKHOLDERS' EQUITY (Continued)

A summary of the status of the Company's stock options as of December 31, 1998 and February 28, 1999, and changes during the period ended on those dates is presented below:



                                        December 31, 1998                 February 28, 1999
                                     ---------------------              ---------------------
                                          Weighted Ave.                      Weighted Ave.
Options                              Shares Exercise Price              Shares Exercise Price
-------                              ------ --------------              ------ --------------

Outstanding at
  beginning of period                    --         --                  38,000      $ .001
Granted                              38,000     $ .001                  80,000      $ 3.50
Exercised                                --         --                      --          --
Forfeited                                --         --                      --          --
                                     ------                            -------
Outstanding at
  end of period                      38.000      $.OO1                 118,000      $ 2.37
                                     ======
Options exercisable
  at period end                      38,000         --                  78,000          --
Weighted average fair
  value of options
  granted during the
  the period                         $ .001         --                  $ .001          --





The following table summarizes information about stock options outstanding at Decembe 31, 1998.



                                    Options Outstanding                             Options Exercisable
                     ---------------------------------------------------   ------------------------------------
                       Number          Weighted Ave.                           Number
    Range of           Outstanding     Remaining          Weighted Ave.        Exercisable      Weighted Ave.
Exercise Price         at 12/31/98     Contractual Life   Exercise Price       at 12/31/98      Exercise Prices
---------------------------------------------------------------------------------------------------------------
$ .001 only              38,000         6 months          $ .001               38,000           $ .001


The following table summarizes information about stock options outstanding at February 28,1999.

                                    Options Outstanding                             Options Exercisable
                     ---------------------------------------------------   ------------------------------------
                       Number          Weighted Ave.                           Number
    Range of           Outstanding     Remaining          Weighted Ave.        Exercisable      Weighted Ave.
Exercise Price         at 12/31/98     Contractual Life   Exercise Price       at 12/31/98      Exercise Prices
---------------------------------------------------------------------------------------------------------------
$ .001-7.00            118,000         23 months          $ 2.37               78,000           $ .006

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE 6. PROPOSED PUBLIC OFFERING

The Company plans to raise capital through a public stock offering. The offering calls for the sale to the public of a minimum of 200,000 units and a maximum of 500,000 units on a best efforts basis, at a price of $6.00 per unit. Each unit consists of 1 share of common stock and 2 warrants.